UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2017

EARTH SCIENCE TECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-55000	45-4267181
(Commission File Number)	(IRS Employer Identification No.)

8000 NW 31st Street, Suite 19 Doral, FL	33122
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (305) 615-2118

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Service Agreement: Letter of Mandate for the Formulation Service of 3 syrups based on Hemp Oil

On January 27, 2017, The Registrant executed a letter agreement with Smart Medicines GMP of Quebec, Canada (“Smart Medicines”) for the formulation of 3 new syrups based on hemp oil. The Registrant’s cost for these services was $45,000 CAD plus taxes paid in installments by May 1, 2017.

Smart Medicines’ lab is enrolled in the World Health Organization Good Manufacturing Process (WHO-GMP), which is a system for ensuring that products are consistently produced and controlled according to quality standards, and the services and products coming out of the lab are insured up to $2 million CAD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

10.1	Letter of Mandate for the Formulation Service of 3 syrups based on Hemp Oil from Smart Medicines GMP to the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: November 9, 2017	/s/ Nickolas S. Tabraue
Nickolas S. Tabraue
President and COO